EXHIBIT 99.1

Royal Gold Reports Record Revenue and
Free Cash Flow for First Quarter Fiscal 2011

•	Quarterly royalty revenue was a record $45.3 million, a 74% increase year-over-year

•	Record free cash flow[1] of $40.8 million represented 90% of total revenue, an 80% increase year-over-year

•	Quarterly net income attributable to Royal Gold stockholders rose to $11.8 million, a 66% increase year-over-year

•	Completion of Mt. Milligan and Pascua-Lama transactions

DENVER, COLORADO. NOVEMBER 4, 2010: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX: RGL) today announced record royalty revenue of $45.3 million for the first quarter of fiscal 2011 and net income attributable to Royal Gold stockholders of $11.8 million, or $0.22 per basic share.  This compares to royalty revenue of $26.1 million and net income of $7.1 million, or $0.18 per basic share, for the first quarter of fiscal 2010.

Free cash flow1 for the quarter ended September 30, 2010 was a record $40.8 million, representing 90% of revenues, which was an increase of 80% compared to free cash flow of $22.6 million or 87% of revenues for the prior year comparable quarter.

The 74% increase in revenue for the quarter was largely driven by production increases at Peñasquito, Taparko and Robinson, new production from Andacollo, Voisey’s Bay, Gwalia Deeps and Las Cruces, as well as higher average gold prices.  The increase in revenue was partially offset by lower production at Cortez, Mulatos, Dolores and Leeville, when compared to the first quarter of fiscal 2010.  The average price of gold for the first fiscal quarter was $1,227 per ounce compared with $960 per ounce for the comparable period, representing a 28% increase.

1
The Company defines free cash flow, a non-GAAP financial measure, as operating income plus depreciation, depletion and amortization, non-cash charges and impairment of mining assets, if any, less non-controlling interests in operating income from consolidated subsidiary (see, Schedule A).

As of September 30, 2010, the Company had a working capital surplus of $329.2 million.  Current assets were $366.4 million (including $321.5 million in cash and equivalents), compared to current liabilities of $37.2 million, resulting in a current ratio of 10 to 1.  Total debt outstanding under the Company’s credit facilities was $242 million as of September 30, 2010.  Since September 30, 2010, the Company invested approximately $250 million in additional acquisitions.

Tony Jensen, President and CEO, commented, “Our first quarter results represent not only continued strong performance, but also the beginning of a fundamental shift in the source of our royalty revenue as we transition away from maturing projects to our new generation of long-lived core properties including Andacollo, Peñasquito and Voisey’s Bay.  The revenue strength of Andacollo is evident as it has quickly become our top revenue source even though the project was still ramping up to design capacity during the quarter.  The additional interests at Pascua-Lama and Mt. Milligan that we just acquired are also expected to become key revenue generators starting in 2013.”

RECENT DEVELOPMENTS

Completion of the Mt. Milligan Transaction

Royal Gold announced the completion of the Mt. Milligan gold stream transaction in which Royal Gold acquired the right to 25% of the payable gold produced from the Mt. Milligan copper-gold project in British Columbia.  Total consideration for the transaction was $226.5 million paid in conjunction with the closing of Thompson Creek Metals Company Inc.’s (“Thompson Creek”) acquisition of Terrane Metals Company and an additional $85.0 million to be paid during the construction period of the Mt. Milligan project subject to certain conditions.  In addition, Royal Gold will pay Thompson Creek a cash payment equal to the lesser of $400 or the prevailing market price for each payable ounce of gold until 550,000 ounces have been delivered to Royal Gold and the lesser of $450 or the prevailing market price for each additional ounce thereafter.

Closing of Additional Royalty Interests on the Pascua-Lama Gold Project

Royal Gold announced that it has closed the transactions which gave it the rights to an additional net smelter return sliding-scale gold royalty on the Pascua-Lama project, owned and operated by Barrick Gold.  Royal Gold’s total royalty interest is now a 5.23% NSR, at gold prices at or above $800 per ounce.  The transactions also included a 0.20% fixed-rate copper royalty which takes effect after January 1, 2017, increasing Royal Gold’s total copper royalty interest to 1.05%.

PROPERTY HIGHLIGHTS

Highlights at the Company’s principal producing and development properties are listed below:

Andacollo – In October 2010, Teck Resources announced that it had achieved commercial production at its new copper concentrator at the Andacollo operation.  The plant is averaging throughput of 53,000 tonnes of ore per day or 97% of design capacity of 55,000 tonnes per day.

Peñasquito – Goldcorp announced that commercial production was achieved at Peñasquito effective as of September 1, 2010 and that mechanical completion of the high pressure grinding roll circuit was achieved in October with commissioning of the circuit underway.  Goldcorp expects that following a ramp up period, Peñasquito will reach its full processing capacity of 130,000 tonnes per day in early 2011.

Taparko – In September 2010, the Company’s $35 million cap on the 15% (TB-GSR1) royalty was met.  As a result, both the TB-GSR1 royalty and the sliding-scale (TB-GSR2) royalty have ceased.  A 2.0% (TB-GSR3) perpetual royalty, applicable to gold production from defined portions of the Taparko-Bouroum project area, is now in effect.  TB-MR1, a 0.75% GSR milling royalty which applies to ore that is mined outside of the defined area of the Taparko project, also remains in effect.

Siguiri – The Company received approximately $1.4 million in royalty revenue from Siguiri and expects that the $12.0 million cap on our royalty could be reached in the second quarter of fiscal 2011.  Approximately $400,000 remains unrecognized as of September 30, 2010.

Voisey’s Bay – The strike which began in August 2009 at Voisey’s Bay has not been resolved.  Royal Gold continues to receive royalty revenue from the mine which is still operating with a partial workforce.

Dolores – Production at Dolores was impacted by remediation work on the Phase 1 leach pad, lower than average ore grades, and heavy rains.  Minefinders reported that stacking to the Phase 2 leach pad has been accelerated to full production levels and leaching of material on the Phase 2 pad began in mid-September.  While Minefinders has not released revised guidance for the year, they have indicated that production is likely to be deferred.

Las Cruces – Inmet improved plant operations with a 27% increase in copper production over the prior quarter.  Plant reliability has been enhanced and no significant downtime was experienced during the quarter.  They are now focused on increasing throughput, while ensuring that acceptable metallurgical recovery is achieved.  Inmet has revised its estimate of annual copper production to 63 million pounds to reflect the slower ramp up schedule experienced during the year.

Mine development at Canadian Malartic, Pascua-Lama and Wolverine continues to advance.  Osisko reports that they are on track towards their scheduled start-up in the second quarter of 2011.  At Pascua-Lama, Barrick reports that detailed engineering is nearly 90% complete and the project is on track to enter production in the first quarter of 2013.  At Wolverine, commissioning of the mill is in the final stages and, according to Yukon Zinc, plans are to begin feeding ore from the underground mine in December 2010.

First quarter fiscal 2011 production and revenue for the Company’s principal royalty interests are shown in Table 1.  For more detailed information about each of our principal royalty properties, please refer to the Company’s most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and available on the SEC’s website located at www.sec.gov, or our website located at www.royalgold.com.

CORPORATE PROFILE

Royal Gold is a precious metals royalty company engaged in the acquisition and management of precious metal royalties and similar interests.  The Company’s portfolio consists of 188 properties on six continents, including interests on 34 producing mines and 24 development stage projects. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.”  The Company’s website is located at www.royalgold.com.

For further information, please contact:
Karen Gross
Vice President and Corporate Secretary
(303) 575-6504

Note: Management’s conference call reviewing the first quarter results will be held today at 10:00 a.m. Mountain Time (noon Eastern Time) and will be available by calling
(800) 603-2779 (North America) or (973) 200-3960 (international), access #50475396.  The call will be simultaneously broadcast on the Company’s website at www.royalgold.com under the “Presentations” section.  A replay of this webcast will be available on the Company’s website approximately two hours after the call ends.

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:  With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein.  Such forward-looking statements include statements about a shift in the source of the Company’s royalty revenue, the new generation of long-lived core properties, Pascua-Lama and Mt. Milligan becoming additional key revenue generators, commencement of revenue from Pascua-Lama and Mt. Milligan, design or processing capacity at Andacollo and Peñasquito, when the revenue cap at Siguiri will be met, ramp-up and production levels at Voisey’s Bay, Dolores and Las Cruces, and mine development, construction and the timing of production at Canadian Malartic, Pascua-Lama and Wolverine.  Factors that could cause actual results to differ materially from the projections include, among others, precious metals prices, performance of and production at the Company's royalty properties, decisions and activities of the operators of the Company's royalty properties, unanticipated grade, geological, metallurgical, processing or other problems the operators of the mining properties may encounter, delays in the operators securing or their inability to secure necessary governmental permits, changes in operator’s project parameters as plans continue to be refined, economic and market conditions, possible liquidity and production problems at the Company’s royalty properties, the Company’s exercise of its rights under the Taparko Funding Agreement, buy-down rights at Canadian Malartic, litigation, the ability of the various operators to bring projects into production as expected, and other subsequent events, as well as other factors described in the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other filings with the Securities and Exchange Commission.  Most of these factors are beyond the Company’s ability to predict or control.  The Company disclaims any obligation to update any forward-looking statement made herein.  Readers are cautioned not to put undue reliance on forward-looking statements.

*Free Cash Flow:  The Company discloses information on free cash flow and free cash flow as a percentage of revenues in its reporting.  Free cash flow is a non-GAAP financial measure.  The Company defines free cash flow as operating income plus depreciation, depletion and amortization, non-cash charges, and any impairment of mining assets less non-controlling interests in operating income of consolidated subsidiaries.  While we believe free cash flow is a useful measure of the Company’s performance, we also want to advise that this is not a measure recognized by generally accepted accounting principles.  See Schedule A, attached to this press release for a GAAP reconciliation.

				THREE MONTHS ENDED SEPTEMBER 30, 2010		THREE MONTHS ENDED SEPTEMBER 30, 2009
PROPERTY	ROYALTY	OPERATOR	METAL	Royalty Revenue ($ Millions)	Reported Production [1]	Royalty Revenue ($ Millions)	Reported Production [1]
Andacollo	75% NSR [2]	Teck	Gold	8.2	8,905 oz.	- [2]	- [2]
Taparko	TB-GSR1 [3] TB-GSR2 [3]	High River	Gold	7.6	30,587 oz.	6.0	25,350 oz.
Voisey’s Bay	2.7% NSR	Vale	Nickel Copper	3.5 [4]	18.2M lbs.[4] 3.9M lbs. [4]	- [4]	- [4]
Robinson [5]	3.0% NSR	Quadra	Gold Copper	3.1	19,012 oz. 28.5M lbs.	1.9	18,269 oz. 21.1M lbs.
Peñasquito	2.0% NSR	Goldcorp	Gold Silver Lead Zinc	3.0	35,624 oz. 3.2M oz. 21.9M lbs. 39.0M lbs.	0.6	22,900 oz. 651,812 oz.
Leeville	1.8% NSR	Newmont	Gold	2.6	122,834 oz.	2.3	133,821 oz.
Cortez	GSR1 and GSR2 [6] GSR3 [6] NVR1 [6]	Barrick	Gold	2.5	33,134 oz.	5.8	94,864 oz.
Mulatos	1.0 - 5.0% NSR [7]	Alamos	Gold	1.7	29,025 oz.	2.2	46,440 oz.
Las Cruces	1.5% NSR	Inmet	Copper	0.9	17.5M lbs.	-[8]	- [8]
Gwalia Deeps	1.5% NSR	St Barbara	Gold	0.5	26,644 oz.	-[8]	-[8]
Dolores	3.25% NSR 2.0% NSR	Minefinders	Gold Silver	0.4	8,479 oz. 0.16M oz.	1.1[9]	19,305 oz. [9] 349,248 oz. [9]
Other Royalty Properties [10]	-	-	Various	11.3	-	6.2	-
Total Royalty Revenue				45.3		26.1

See footnotes on page 7.

[1]
Reported production relates to the amount of metal sales that are subject to our royalty interests for the three month ended September 30, 2010 and September 30, 2009, as reported to us by the operators of the mines.

[2]	The rate is 75% of payable gold until 910,000 payable ounces of gold have been sold; 50% thereafter. Revenue commenced in May 2010. Gold is produced as a by-product of copper.

[3]
Royalty percentages:  TB-GSR1–15.0%; TB-GSR2 – 4.3% when the average monthly gold price ranges between $385 and $430 per ounce.  Outside of this range, the royalty rate is calculated by dividing the average monthly gold price by 100 for gold prices above $430 per ounce, or by dividing the average monthly gold price by 90 for gold prices below $385 per ounce (a $900 per ounce gold price results in a rate of 900/100 = 9.0%).  Two subsequent royalties consist of a 2.0% GSR perpetual royalty (“TB-GSR3”), applicable to gold production from defined portions of the Taparko-Bouroum project area, and a 0.75% GSR milling royalty (“TB-MR1”).  The TB-MR1 royalty applies to ore that is mined outside of the defined area of the Taparko-Bouroum project that is processed through the Taparko facilities up to a maximum of 1.1 million tons per year.  Both TB-GSR1 and TB-GSR2 continue until either production reaches 804,420 ounces of gold, or payments totaling $35 million under TB-GSR1 are received, whichever comes first.  As of September 30, 2010, Royal Gold has recognized $35.0 million in royalty revenue under TB-GSR1 that was attributable to cumulative production of approximately 227,000 ounces of gold.  Therefore, both the TB-GSR1 and TB-GSR2 royalties have ceased and the TB-GSR3 has commenced.

[4]
The Voisey’s Bay royalty interest was acquired in February 2010.  Revenue and production figures reflect partial operation of the mine and mill due to a worker’s strike that began on August 1, 2009 and is continuing.

[5]	Revenues consist of provisional payments for concentrates produced during the current period and final settlements for prior production periods.

[6]	Royalty percentages: GSR1 and GSR2 – 0.40 to 5.0% (sliding-scale); GSR3 – 0.71%; NVR1 – 0.39%.

[7]	The Company’s sliding-scale royalty is subject to a 2.0 million ounce cap on gold production. There have been approximately 610,000 ounces of cumulative production as of September 30, 2010.

[8]	The Gwalia Deeps and Las Cruces royalties were acquired in February 2010.

[9]	The Company’s 2.0% NSR royalty on gold and silver became effective on May 1, 2009, once commercial production was achieved.

[10]
“Other” includes all of the Company’s non-principal producing royalties for the three months ended September 30, 2010 and 2009.  Individually, no royalty included within “Other” contributed greater than 5% of our total royalty revenue for any of the periods.

ROYAL GOLD, INC.
Consolidated Balance Sheets
(In thousands except share data)

	September 30,	June 30,
	2010	2010
	(Unaudited)

ASSETS

Cash and equivalents	$321,503	$324,846
Royalty receivables	43,041	40,363
Income tax receivable	-	3,432
Prepaid expenses and other current assets	1,817	2,627
Total current assets	366,361	371,268
Royalty interests in mineral properties, net	1,474,594	1,467,983
Other assets	21,852	22,082
Total assets	$1,862,807	$1,861,333

LIABILITIES

Current portion of long-term debt	$26,000	$26,000
Accounts payable	2,233	2,367
Dividends payable	4,978	4,970
Income tax payable	935	-
Other current liabilities	3,056	2,437
Total current liabilities	37,202	35,774
Long-term debt	216,000	222,500
Net deferred tax liabilities	152,062	152,583
Other long-term liabilities	16,045	16,928
Total liabilities	421,309	427,785
Commitments and contingencies

EQUITY

Preferred stock, $.01 par value, authorized 10,000,000
shares authorized; and 0 shares issued	-	-
Common stock, $.01 par value, 100,000,000 shares
authorized; and 53,411,203 and 53,324,171 shares	534	534
Exchangeable shares, no par value, 1,806,649 shares
issued, less 201,337 and 176,540 redeemed shares,	70,650	71,741
Additional paid-in capital	1,282,596	1,284,087
Accumulated other comprehensive (loss)	(27)	(34)
Accumulated earnings	58,713	51,862
Treasury stock, at cost (0 and 96,675 shares, respectively)	-	(4,474)
Total Royal Gold stockholders’ equity	1,412,466	1,403,716
Non-controlling interests	29,032	29,832
Total equity	1,441,498	1,433,548
Total liabilities and equity	$1,862,807	$1,861,333

ROYAL GOLD, INC.
Consolidated Statements of Operations and Comprehensive Income
(In thousands except share data)

	For The Three Months Ended
	September 30,	September 30,
	2010	2009
Royalty revenues	$45,338	$26,113

Costs and expenses
Costs of operations (exclusive of depreciation, depletion and
amortization shown separately below)	1,192	1,201
General and administrative	3,724	2,195
Exploration and business development	687	885
Depreciation, depletion and amortization	18,925	11,078
Total costs and expenses	24,528	15,359

Operating income	20,810	10,754

Interest and other income	1,424	1,753
Interest and other expense	(2,305)	(355)
Income before income taxes	19,929	12,152

Income tax expense	(6,927)	(3,030)
Net income	13,002	9,122
Net income attributable to non-controlling interests	(1,171)	(1,996)
Net income attributable to Royal Gold stockholders	$11,831	$7,126

Net income	$13,002	$9,122
Adjustments to comprehensive income, net of tax
Unrealized change in market value of available for sale
securities	7	53
Comprehensive income	13,009	9,175
Comprehensive income attributable to non-controlling interests	(1,171)	(1,996)
Comprehensive income attributable to Royal Gold
stockholders	$11,838	$7,179

Net income per share available to Royal Gold common
stockholders:
Basic earnings per share	$0.22	$0.18
Basic weighted average shares outstanding	54,986,700	40,502,139
Diluted earnings per share	$0.21	$0.17
Diluted weighted average shares outstanding	55,250,028	40,861,713
Cash dividends declared per common share	$0.09	$0.08

ROYAL GOLD, INC.
Consolidated Statements of Cash Flows
(In thousands)

	For The Three Months Ended
	September 30,	September 30,
	2010	2009
Cash flows from operating activities:
Net income	$13,002	$9,122
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion and amortization	18,925	11,078
Gain on distribution to non-controlling interest	(912)	(1,616)
Deferred tax benefit	(521)	(950)
Non-cash stock-based compensation expense	1,285	1,150
Tax benefit of stock-based compensation exercises	(521)	(51)
Changes in assets and liabilities:
Royalty receivables	(2,678)	(4,717)
Prepaid expenses and other assets	1,421	534
Accounts payable	409	(752)
Income taxes (receivable) payable	4,887	2,545
Other	(1,063)	(153)
Net cash provided by operating activities	$34,234	$16,190
Cash flows from investing activities:
Acquisition of royalty interests in mineral properties	(25,000)	-
Change in restricted cash - compensating balance	-	19,250
Proceeds on sale of Inventory - restricted	1,471	2,899
Deferred acquisition costs	(695)	(249)
Other	(33)	(30)
Net cash (used in) provided by investing activities	$(24,257)	$21,870
Cash flows from financing activities:
Tax benefit of stock-based compensation exercises	521	51
(Prepayment of) borrowings under Chilean loan
facility	-	(19,250)
Common stock dividends	(4,973)	(3,259)
Repayment of debt	(6,500)	-
Distribution to non-controlling interests	(1,971)	(2,899)
Other	(397)	228
Net cash (used in) financing activities	$(13,320)	$(25,129)
Net increase (decrease) in cash and equivalents	(3,343)	12,931
Cash and equivalents at beginning of period	324,846	294,566
Cash and equivalents at end of period	$321,503	$307,497

Non-GAAP Financial Measures

The Company computes and discloses free cash flow and free cash flow as a percentage of revenues.  Free cash flow is a non-GAAP financial measure.  Free cash flow is defined by the Company as operating income plus depreciation, depletion and amortization, non-cash charges, and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiaries.  Management believes that free cash flow and free cash flow as a percentage of revenues are useful measures of performance of our royalty portfolio.  Free cash flow identifies the cash generated in a given period that will be available to fund the Company’s future operations, growth opportunities, shareholder dividends, and to service the Company’s debt obligations.  Free cash flow, as defined, is most directly comparable to operating income in the Statements of Operations.  Below is the reconciliation to operating income:

Royal Gold, Inc.
Free Cash Flow Reconciliation

	For The Three Months Ended
	September 30,
	(Unaudited, in thousands)
	2010	2009

Operating income	20,810	10,754
Depreciation, depletion and amortization	18,925	11,078
Non-cash employee stock compensation	1,285	1,150
Non-controlling interests in operating income of consolidated subsidiaries	(259)	(380)
Free cash flow	40,761	22,602